UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On February 25, 2014, Weatherford International Ltd. (“we” or the “Company”) issued a news release announcing results for the quarter and year ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item.

On February 26, 2014, we will hold a conference call at 8:30 a.m. eastern, 7:30 a.m. central, regarding the quarterly results. This scheduled conference call was previously announced on December 2, 2013 and will be made available via real-time webcast. A replay of the call will be available until 5:00 p.m. eastern, March 12, 2014. The number for the replay is 855-859-2056 or 404-537-3406 for international calls; passcode 19623038.

An enhanced webcast of the conference call and replay will be provided by NASDAQ OMX Corporate Solutions and will be available through Weatherford's web site at http://www.weatherford.com. To access the conference call and replay, click on the Investor Relations link and then click on the Enhanced Audio Webcast link.

Item 5.02 (b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, due to other personal commitments, Mr. Nicholas F. Brady tendered his resignation from the Board, effective February 24, 2014. Mr. Brady’s resignation is not as a result of any disagreement with the Company. Mr. Brady, a director since 2004, served as a member of the Board’s Corporate Governance and Nominating Committee. The Company and its Board of Directors sincerely thank Mr. Brady for his dedicated and distinguished tenure at Weatherford.

Effective as of February 28, 2014, Mr. Nicholas Gee, Executive Vice President, Strategy & Development and Chief Safety Officer, will be departing the Company. In connection with his departure, we will enter into a letter agreement with Mr. Gee confirming amounts he is entitled to receive under the terms of his employment agreements and equity award agreements. The Company thanks him for his dedicated service and is grateful for his many contributions.

Item 7.01    Regulation FD Disclosure

On February 25, 2014, we issued a news release announcing results for the quarter ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item.

Furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K are (i) the Company's consolidated Swiss statutory financial statements, which comprise the Consolidated Balance Sheets as of December 31, 2013 and 2012 and the related Consolidated Statements of Operations, Statements of Comprehensive Income (Loss), Shareholder's Equity, and Cash Flows for each of the three years in the period ended December 31, 2013 and notes thereto and (ii) the Company's standalone Swiss statutory financial statements which comprise the balance sheet, statement of income and notes thereto for the year ended December 31, 2013, which financial statements and reports thereon are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

99.1	Press release dated February 25, 2014, announcing results for the quarter and year ended December 31, 2013.
99.2
Consolidated Swiss statutory financial statements of Weatherford International Ltd. and its subsidiaries, which comprise the Consolidated Balance Sheets as of December 31, 2013 and 2012 and the related Consolidated Statements of Operations, Statements of Comprehensive Income (Loss), Shareholders’ Equity and Cash Flows and notes thereto for each of the three years in the period ended December 31, 2013.

99.3	Standalone Swiss statutory financial statements of Weatherford International Ltd., which comprise the balance sheet, statement of income and notes for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: February 25, 2014
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit
99.1	Press release dated February 25, 2014, announcing results for the quarter and year ended December 31, 2013.
99.2
Consolidated Swiss statutory financial statements of Weatherford International Ltd. and its subsidiaries, which comprise the Consolidated Balance Sheets as of December 31, 2013 and 2012 and the related Consolidated Statements of Operations, Statements of Comprehensive Income (Loss), Shareholders’ Equity and Cash Flows and notes thereto for each of the three years in the period ended December 31, 2013.

99.3	Standalone Swiss statutory financial statements of Weatherford International Ltd., which comprise the balance sheet, statement of income and notes for the year ended December 31, 2013.